SLM Student Loan Trust 2000-1
Quarterly Servicing Report
Report Date: 6/30/2004 Reporting Period: 4/1/04-6/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		3/31/2004	Activity	6/30/2004
A	i	Portfolio Balance	$741,077,094.54	$32,186,143.33	$708,890,951.21
	ii	Interest to be Capitalized	5,241,343.08		4,842,921.39

	iii	Total Pool	$746,318,437.62		$713,733,872.60

	iv	Specified Reserve Account Balance	—		—

	v	Total Adjusted Pool	$746,318,437.62		$713,733,872.60

B	i	Weighted Average Coupon (WAC)	3.963%		3.966%
	ii	Weighted Average Remaining Term	94.94		93.79
	iii	Number of Loans	259,228		250,641
	iv	Number of Borrowers	116,709		112,619

						% of		% of
	Notes and Certificates			Spread	Balance 4/26/04	O/S Securities	Balance 7/26/04	O/S Securities
C	i	A-1T Notes	78442GBS4	0.85%	$—	0.000%	$—	0.000%
	ii	A-1L Notes	78442GBT2	0.09%	—	0.000%	—	0.000%
	iii	A-2L Notes	78442GBV7	0.18%	674,608,437.62	90.392%	642,023,872.60	89.953%
	iv	Certificates	78442GBW5	0.45%	71,710,000.00	9.608%	71,710,000.00	10.047%

	v	Total Notes and Certificates			$746,318,437.62	100.000%	$713,733,872.60	100.000%

	Reserve Account		4/26/2004	7/26/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,865,796.09	$1,784,334.68
	iv	Reserve Account Floor Balance ($)	$2,002,604.00	$2,002,604.00
	v	Current Reserve Acct Balance ($)	$2,002,604.00	$2,002,604.00

II. 2000-1 Transactions from: 4/1/2004 through: 6/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$29,441,318.89
	ii	Principal Collections from Guarantor	5,513,396.84
	iii	Principal Reimbursements	58,577.55
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$35,013,293.28

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$97,324.01
	ii	Capitalized Interest	(2,924,473.95)

	iii	Total Non-Cash Principal Activity	$(2,827,149.94)

C	Total Student Loan Principal Activity		$32,186,143.34

D	Student Loan Interest Activity
	i	Regular Interest Collections	$3,179,168.44
	ii	Interest Claims Received from Guarantors	247,502.50
	iii	Collection Fees/Returned Items	42,745.04
	iv	Late Fee Reimbursements	226,511.11
	v	Interest Reimbursements	36,351.47
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	142,720.72
	viii	Subsidy Payments	789,879.67

	ix	Total Interest Collections	$4,664,878.95

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,770.53
	ii	Capitalized Interest	2,924,473.95

	iii	Total Non-Cash Interest Adjustments	$2,926,244.48

F	Total Student Loan Interest Activity		$7,591,123.43

G	Non-Reimbursable Losses During Collection Period		$94,565.51

H	Cumulative Non-Reimbursable Losses to Date		$2,368,883.92

III. 2000-1 Collection Account Activity 4/1/2004 through 6/30/2004

A	Principal Collections
	i	Principal Payments Received	$24,751,756.86
	ii	Consolidation Principal Payments	10,202,958.87
	iii	Reimbursements by Seller	1,654.59
	iv	Borrower Benefits Reimbursed	13,675.76
	v	Reimbursements by Servicer	4,326.40
	vi	Re-purchased Principal	38,920.80

	vii	Total Principal Collections	$35,013,293.28

B	Interest Collections
	i	Interest Payments Received	$4,231,718.22
	ii	Consolidation Interest Payments	127,553.11
	iii	Reimbursements by Seller	578.31
	iv	Borrower Benefits Reimbursed	1,660.36
	v	Reimbursements by Servicer	30,457.05
	vi	Re-purchased Interest	3,655.75
	vii	Collection Fees/Return Items	42,745.04
	viii	Late Fees	226,511.11

	ix	Total Interest Collections	$4,664,878.95

C	Other Reimbursements		$348,695.67

D	Administrator Account Investment Income		$0.00

E	Return funds borrowed for previous distribution		$—

	TOTAL FUNDS RECEIVED		$40,026,867.90

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,102,086.49)
		Consolidation Loan Rebate Fees	$(88.06)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$38,924,693.35

G	Servicing Fee Calculation - Current Month
	i	Primary Servicing Fee - Non-Consolidation Loans	$537,679.05
	ii	Primary Servicing Fee - Consolidation Loans	30.98

H	Servicing Fees Due for Current Period		$537,710.03

I	Carryover Servicing Fees Due		$0.00

J	Administration Fees Due		$20,000.00

K	Swap Fees Due		$16,179.82

L	Total Fees Due for Period		$573,889.85

IV. 2000-1 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004
INTERIM:
In School
Current	3.663%	3.722%	4,476	3,454	1.727%	1.378%	$15,559,913.47	$12,325,923.65	2.100%	1.739%

Grace
Current	3.835%	3.707%	1,146	1,344	0.442%	0.536%	$3,819,117.35	$4,576,485.29	0.515%	0.646%

TOTAL INTERIM	3.697%	3.718%	5,622	4,798	2.169%	1.914%	$19,379,030.82	$16,902,408.94	2.615%	2.384%
REPAYMENT
Active
Current	4.053%	4.052%	149,640	146,108	57.725%	58.294%	$371,486,310.98	$358,294,083.27	50.128%	50.543%
31-60 Days Delinquent	4.061%	4.045%	9,567	9,821	3.691%	3.918%	$29,776,976.59	$28,840,430.86	4.018%	4.068%
61-90 Days Delinquent	4.065%	4.040%	5,571	5,909	2.149%	2.358%	$18,670,921.41	$18,293,494.21	2.519%	2.581%
91-120 Days Delinquent	4.047%	4.011%	3,754	3,958	1.448%	1.579%	$13,214,860.28	$12,716,971.95	1.783%	1.794%
> 120 Days Delinquent	4.062%	4.065%	9,523	11,241	3.674%	4.485%	$31,439,061.78	$38,001,604.97	4.242%	5.361%

Deferment
Current	3.532%	3.531%	38,320	34,286	14.782%	13.679%	$118,107,733.97	$105,981,919.61	15.937%	14.950%

Forbearance
Current	4.056%	4.052%	36,006	33,347	13.890%	13.305%	$135,562,346.19	$126,252,601.35	18.293%	17.810%

TOTAL REPAYMENT	3.969%	3.971%	252,381	244,670	97.359%	97.618%	$718,258,211.20	$688,381,106.22	96.921%	97.107%
Claims in Process (1)	4.127%	4.178%	1,202	1,167	0.464%	0.466%	$3,392,744.59	$3,588,088.50	0.458%	0.506%
Aged Claims Rejected (2)	3.892%	3.754%	23	6	0.009%	0.002%	$47,107.93	$19,347.55	0.006%	0.003%
GRAND TOTAL	3.963%	3.966%	259,228	250,641	100.000%	100.000%	$741,077,094.54	$708,890,951.21	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2000-1 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	3.985%	158,639	$404,335,391.67	57.038%
- GSL - Unsubsidized	3.885%	76,725	$250,333,744.48	35.313%
- PLUS Loans	4.145%	12,143	$45,354,008.76	6.398%
- SLS Loans	4.269%	3,129	$8,792,766.16	1.240%
- Consolidation Loans:	8.776%	5	$75,040.14	0.011%

- Total	3.966%	250,641	$708,890,951.21	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.987%	191,935	$589,833,729.43	83.205%
-Two Year	3.884%	40,325	$82,435,861.97	11.629%
-Technical	3.811%	18,352	$36,523,912.41	5.152%
-Other	8.121%	29	$97,447.40	0.014%

- Total	3.966%	250,641	$708,890,951.21	100.000%

*Percentages may not total 100% due to rounding.

VI. 2000-1 Student Loan Rate Calculation and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period				$6,061,329.32
B	Interest Subsidy Payments Accrued During Collection Period				723,605.14
C	SAP Payments Accrued During Collection Period				227,269.54
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)				102,887.10
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)				0.00

F	Net Expected Interest Collections				$7,115,091.10

G	Student Loan Rate
	i	Days in Calculation Period			91
	ii	Days in Year			360
	iii	Net Expected Interest Collections			$7,115,091.10
	iv	Primary Servicing Fee			$1,639,796.52
	v	Administration Fee			$20,000.00
	vi	Swap Fees			$16,179.82
	vii	Total Pool Balance at Beginning of Collection Period			$746,318,437.62
	viii	Student Loan Rate ( ii / i ) * (( iii - iv - v - vi ) / vii )			2.88314%

H	Floating Rate Swap Payments Due to the Trust

			Class A-1L	Class A-2L	Certificates

	i	Notional Swap Amounts	—	674,608,438	71,710,000
	ii	Libor Based Interest Rates/Rate of Return	0.00000%	1.35000%	1.62000%
	iii	Student Loan Rate Cap	2.88314%	2.88314%	2.88314%
	iv	Excess Over Cap (ii-iii)	0.00000%	0.00000%	0.00000%
	v	Floating Rate Swap Payments Due to the Trust	$0.00	$0.00	$0.00

VII. 2000-1 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1T T-Bill Based Interest Rate
B	Class A-1T Interest Rate	0.000000000	(4/26/04—7/26/04)	0.00000%
C	Class A-1L Libor Based Interest Rate
D	Class A-1L Interest Rate	0.000000000	(4/26/04—7/26/04)	0.00000%
E	Class A-2L Libor Based Interest Rate
F	Class A-2L Interest Rate	0.003412500	(4/26/04—7/26/04)	1.35000%
G	Certificate Libor Based Rate of Return
H	Certificate Rate of Return	0.004095000	(4/26/04—7/26/04)	1.62000%

VIII. 2000-1 Inputs From Previous Quarterly Servicing Reports 3/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$741,077,094.54
	ii	Interest To Be Capitalized	5,241,343.08

	iii	Total Pool	$746,318,437.62
	iv	Specified Reserve Account Balance	—

	v	Total Adjusted Pool	$746,318,437.62

B	Total Note and Certificate Factor		0.36429589957
C	Total Note and Certificate Balance		$746,318,437.62

D	Note Balance 4/26/2004		Class A-1T	Class A-1L	Class A-2L	Certificates

	i	Current Factor	0.0000000000	0.0000000000	0.8444216268	1.0000000000
	ii	Expected Note Balance	$0.00	$0.00	$674,608,437.62	$71,710,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$2,002,604.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00
M	Unpaid Floating Rate Swap Payment Reimbursements		$0.00
N	Interest Due on Unpaid Floating Rate Swap Payment Reimbursements		$0.00

IX. 2000-1 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D + VI-H-v )		$39,027,580.45	$39,027,580.45

B	Primary Servicing Fees-Current Month		$537,710.03	$38,489,870.42

C	Administration Fee		$20,000.00	$38,469,870.42

D	Swap Fee		$16,179.82	$38,453,690.60

E	Noteholder’s Interest Distribution Amount
	i	Class A-1T	$0.00	$38,453,690.60
	ii	Class A-1L	$0.00	$38,453,690.60
	iii	Class A-2L	$2,302,101.29	$36,151,589.31

	iv	Total Noteholder’s Interest Distribution	$2,302,101.29

F	Certificateholder’s Return Distribution Amount		$293,652.45	$35,857,936.86

G	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1T	$0.00	$35,857,936.86
	ii	Class A-1L	$0.00	$35,857,936.86
	iii	Class A-2L	$32,584,565.02	$3,273,371.84

	iv	Total Noteholder’s Principal Distribution	$32,584,565.02

H	Certificateholder’s Balance Distribution Amount		$0.00	$3,273,371.84

I	Increase to the Specified Reserve Account Balance		$0.00	$3,273,371.84

J	Floating Rate Swap Payment Reimbursement		$0.00	$3,273,371.84

K	Carryover Servicing Fees		$0.00	$3,273,371.84

L	Noteholder’s Interest Carryover
	i	Class A-1T	$0.00	$3,273,371.84
	ii	Class A-1L	$0.00	$3,273,371.84
	iii	Class A-2L	$0.00	$3,273,371.84

	iv	Total Noteholder’s Interest Carryover	$0.00

M	Certificateholder’s Return Carryover		$0.00	$3,273,371.84

N	Excess to Reserve Account		$3,273,371.84	$0.00

X. 2000-1 Distributions

A	Distribution Amounts			Class A-1T	Class A-1L		Class A-2L	Certificates
	i	Quarterly Interest Due		$0.00		$0.00	$2,302,101.29	$293,652.45
	ii	Quarterly Interest Paid		0.00		0.00	2,302,101.29	293,652.45

	iii	Interest Shortfall		$0.00		$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00		$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00		0.00	0.00	0.00

	vi	Interest Carryover		$0.00		$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00		$0.00	$32,584,565.02	$0.00
	viii	Quarterly Principal Paid		0.00		0.00	32,584,565.02	0.00

	ix	Quarterly Principal Shortfall		$0.00		$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00		$0.00	$34,886,666.31	$293,652.45

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 6/30/04		$746,318,437.62
	ii	Adjusted Pool Balance 6/30/04		713,733,872.60

	iii	Adjusted Pool Exceeding Notes and Certificate Balance (i-ii)		$32,584,565.02

	iv	Adjusted Pool Balance 3/31/04		$746,318,437.62
	v	Adjusted Pool Balance 6/30/04		713,733,872.60

	vi	Current Principal Due (iv-v)		$32,584,565.02
	vii	Principal Shortfall from Previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$32,584,565.02

	ix	Principal Distribution Amount Paid		$32,584,565.02

	x	Principal Shortfall (viii - ix)		$—
C		Total Principal Distribution		$32,584,565.02
D		Total Interest Distribution		2,595,753.74

E		Total Cash Distributions-Note and Certificates		$35,180,318.76

F	Note & Certificate Balances			4/26/2004		7/26/2004
	i	A-1T Note Balance	78442GBS4	$—		$—
		A-1T Note Pool Factor		0.0000000000		0.0000000000

	ii	A-1L Note Balance	78442GBT2	$—		$—
		A-1L Note Pool Factor		0.0000000000		0.0000000000

	iii	A-2L Note Balance	78442GBV7	$674,608,437.62		$642,023,872.60
		A-2L Note Pool Factor		0.8444216268		0.8036348387

	iv	Certificate Balance	78442GBW5	$71,710,000.00		$71,710,000.00
		Certificate Pool Factor		1.0000000000		1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance				$2,002,604.00
	ii	Deposits to correct Shortfall				$—
	iii	Deposits from Excess Servicing				$3,273,371.84

	iv v	Total Reserve Account Balance Available Required Reserve Account Balance			$ $	5,275,975.84 2,002,604.00

	vi	Shortfall Carried to Next Period				$—
	vii	Excess Reserve - Release to SLM Corp.				$3,273,371.84
	viii	Ending Reserve Account Balance				$2,002,604.00

XI. 2000-1 Historical Pool Information

					2003	2002	2001	2000
			4/1/04-6/30/04	1/1/04-3/31/04	1/1/03-12/31/03	1/1/02-12/31/02	1/1/01-12/31/01	1/17/00-12/31/00
Beginning Student Loan Portfolio Balance			$804,160,903.44	$804,160,903.44	$1,144,996,282.23	$1,531,088,274.65	$1,797,421,032.37	$1,971,069,538.87
	Student Loan Principal Activity
	i	Regular Principal Collections	$29,441,318.89	$59,450,837.51	$262,918,673.85	$165,509,306.56	$197,992,126.90	$156,600,449.37
	ii	Principal Collections from Guarantor	5,513,396.84	6,548,103.62	$32,009,437.07	$37,273,248.71	$41,026,326.67	14,078,809.95
	iii	Principal Reimbursements	58,577.55	244,788.07	$64,068,393.89	$214,188,797.36	$71,658,924.58	59,478,347.66
	iv	Other System Adjustments	—	—	—	—	$—	—

	v	Total Principal Collections	$35,013,293.28	$66,243,729.20	$358,996,504.81	$416,971,352.63	$310,677,378.15	$230,157,606.98
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$97,324.01	$119,404.41	$2,577,973.48	$3,913,624.04	$2,113,005.25	$3,439,954.89
	ii	Capitalized Interest	(2,924,473.95)	(3,279,324.72)	(20,739,099.48)	(34,792,984.25)	(46,457,625.68)	(59,949,055.37)

	iii	Total Non-Cash Principal Activity	$(2,827,149.94)	$(3,159,920.31)	$(18,161,126.00)	$(30,879,360.21)	$(44,344,620.43)	$(56,509,100.48)
(-)	Total Student Loan Principal Activity		$32,186,143.34	$63,083,808.89	$340,835,378.81	$386,091,992.42	$266,332,757.72	$173,648,506.50
	Student Loan Interest Activity
	i	Regular Interest Collections	$3,179,168.44	$3,657,762.46	$21,217,588.90	$39,427,348.43	$65,442,724.23	$68,939,502.78
	ii	Interest Claims Received from Guarantors	247,502.50	290,583.25	$1,846,385.27	$2,606,071.52	$3,169,265.32	876,335.98
	iii	Collection Fees/Returned Items	42,745.04	52,294.84	$142,958.03	$52,036.06	$—	—
	iv	Late Fee Reimbursements	226,511.11	300,274.10	$1,074,306.21	$1,124,613.31	$1,439,451.67	1,295,278.73
	v	Interest Reimbursements	36,351.47	21,743.53	$493,508.70	$2,044,308.16	$909,795.19	728,729.78
	vi	Other System Adjustments	—	—	$—	$—	$—	964.61
	vii	Special Allowance Payments	142,720.72	153,294.08	$241,371.18	$294,488.06	$3,882,166.30	14,435,192.10
	viii	Subsidy Payments	789,879.67	830,268.14	4,893,490.36	9,945,007.25	$18,353,860.05	17,813,328.20

	ix	Total Interest Collections	$4,664,878.95	$5,306,220.40	$29,909,608.65	$55,493,872.79	$93,197,262.76	104,089,332.18
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,770.53	$2,678.92	$(1,981,901.15)	$(3,155,645.61)	$(1,426,989.62)	$(3,130,012.30)
	ii	Capitalized Interest	2,924,473.95	3,279,324.72	20,739,099.48	34,792,984.25	46,457,625.68	59,949,055.37

	iii	Total Non-Cash Interest Adjustments	$2,926,244.48	$3,282,003.64	$18,757,198.33	$31,637,338.64	$45,030,636.06	$56,819,043.07

	Total Student Loan Interest Activity		$7,591,123.43	$8,588,224.04	$48,666,806.98	$87,131,211.43	$138,227,898.82	$160,908,375.25
(=)	Ending Student Loan Portfolio Balance		$771,974,760.10	$741,077,094.55	$804,160,903.44	$1,144,996,282.23	$1,531,088,274.65	$1,797,421,032.37
(+)	Interest to be Capitalized		$4,842,921.39	$5,241,343.08	$5,680,842.20	$9,179,912.77	$15,460,869.73	$19,283,558.74
(=)	TOTAL POOL		$776,817,681.49	$746,318,437.63	$809,841,745.64	$1,154,176,195.00	$1,546,549,144.38	$1,816,704,591.11
(+)	Reserve Account Balance		$—	$—	$2,024,604.36	$2,885,440.49	$3,866,372.86	$4,541,761.48
(=)	Total Adjusted Pool		$776,817,681.49	$746,318,437.63	$811,866,350.00	$1,157,061,635.49	$1,550,415,517.24	$1,821,246,352.59

XII. 2000-1 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jul-00	$1,920,940,500	4.39%

Oct-00	$1,868,005,519	4.95%

Jan-01	$1,816,704,591	5.01%

Apr-01	$1,769,090,045	4.80%

Jul-01	$1,712,631,082	4.97%

Oct-01	$1,643,801,075	5.49%

Jan-02	$1,546,549,144	6.73%

Apr-02	$1,453,642,222	7.66%

Jul-02	$1,381,402,715	7.96%

Oct-02	$1,258,200,936	9.57%

Jan-03	$1,154,176,195	10.62%

Apr-03	$1,057,579,403	11.49%

Jul-03	$1,007,825,330	11.20%

Oct-03	$876,026,981	13.06%

Jan-04	$809,841,746	13.28%

Apr-04	$746,318,438	13.48%

Jul-04	$713,733,873	12.91%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.